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                                                                   EXHIBIT 23(b)



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our Firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of TRW Inc. for the registration of $425,000,000 aggregate principal amount of 6.45% Exchange Notes due 2001, $400,000,000 aggregate principal amount of 6 1/2% Exchange Notes Due 2002, $700,000,000 aggregate principal amount of 6 5/8% Exchange Notes Due 2004, $750,000,000 aggregate principal amount of 7 1/8% Exchange Notes Due 2009 and $550,000,000 aggregate principal amount of 7 3/4% Exchange Debentures Due 2029, and to the incorporation by reference therein of our report dated 24 March 1999, with respect to the consolidated balance sheets of LucasVarity plc and its subsidiaries as of January 31, 1999 and 1998, and related consolidated statements of income, total recognised gains and losses, changes in shareholders' equity and cash flows for each of the years in the two-year period ended January 31, 1999 and related schedule, which report appears in the Form 8-K/A of TRW Inc. dated May 17, 1999.

                                                         /s/ KPMG AUDIT PLC
                                                         KPMG AUDIT PLC



London, England
12 November 1999